                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549


                                      FORM 8-K


                        PURSUANT TO SECTION 13 OR 15(D) OF
                        THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 3, 1998

                                CALPROP CORPORATION
                 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

     CALIFORNIA                        1-6844                 95-4044835
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NO.)       (IRS EMPLOYER
     OF INCORPORATION)                                      IDENTIFICATION NO.)

13160 MINDANAO WAY, SUITE 180,  MARINA DEL REY, CA            90292
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                (ZIP CODE)

                                   (310) 306-4314
                (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                   NOT APPLICABLE
           (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.                              OTHER EVENTS

Attached hereto as Exhibit 99 is a Press Release announcing Calprop Corporation's financial results for the three and six month periods ended June 30, 1998.


                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

               CALPROP CORPORATION


               By: /s/ MARK F. SPIRO
                  --------------------------------
                  Mark F. Spiro
                  Vice President/Secretary/Treasurer
                  (Chief Financial and Accounting Officer)
                  August 10, 1998

FOR RELEASE
Monday, August 3, 1998

                       CALPROP REPORTS SECOND QUARTER RESULTS

                     Company Reports Profitable Second Quarter
                     -----------------------------------------

MARINA DEL REY, CA, August 3, 1998 - Calprop Corporation (OTCBB:CLPO), a California home builder, in reporting financial results for the three and six month periods ended June 30, 1998, today reported that it has earned a net profit from operations.

     "As a result of a strong California economy and sound projects, we were able to finally achieve a net profit from operations for the first time since 1989. We are obviously pleased to report this long anticipated event to our shareholders. Furthermore, our total units in backlog increased five fold to 151 units, $31,700,000, from 30 units, $6,200,000, a year ago, reflecting a continuing strong demand for our homes," said Victor Zaccaglin, Calprop's chairman and chief executive officer.

     "The company is presently building in six locations; three in southern California, two in northern California and one in Colorado. We plan on closing escrow on three new properties within the next ninety days; one in northern California, Parc Metropolitan, 386 units in Milpitas and the other two in Colorado, Saddlerock, 94 lots in Aurora and Templeton Heights, 137 lots in Colorado Springs," Zaccaglin said.

     For the second quarter, Calprop's revenues were $7.6 million, as compared with $9.1 million of revenues in the second quarter a year ago. Income from development operations was $699,992 as compared to $32,462 a year ago. Net income was $105,667, or $0.01 per share on 10,438,423 weighted average shares and common stock equivalents, compared with a net loss of ($517,150), or ($0.06) per share on 9,223,932 weighted average shares and common stock equivalents, in the same quarter a year ago.

     For the year-to-date period, revenues were $10.4 million, down 26.6% from $14.2 million in 1997. The company reported a net loss of $388,496, or $(0.04) per share, for the six months ended June 30, 1998, a $621,380 decrease from the net loss of $1,009,876, or ($0.11) per share, in 1997. The decrease in net loss is primarily the result of an increase in the contribution margin to 5.92% from 0.24% and the reduction in investment property holding costs of $151,200 from the same period a year ago.

     Calprop Corporation, based in Marina Del Rey, California, builds quality homes in some of the most desirable communities in both Northern and Southern California as well as Colorado. The company's common stock is traded on the OTCBB under the symbol CLPO.

                                CALPROP CORPORATION
                                   BALANCE SHEETS
                                    (UNAUDITED)


                                                          JUNE 30,       DECEMBER 31,
 ASSETS                                                      1998               1997
 ------                                             ---------------    ---------------
 Real estate development                                34,861,932         26,325,978
 Investment in land                                      2,975,982          2,975,982
                                                    ---------------    ---------------
      Total investment in real estate                   37,837,914         29,301,960


 OTHER ASSETS
      Cash and cash equivalents                          2,978,245          1,100,028
      Prepaid expenses                                           0             23,149
      Deferred and other assets                            545,830            531,665
                                                    ---------------    ---------------
      Total other assets                                 3,524,075          1,654,842
                                                    ---------------    ---------------

      Total assets                                      41,361,989         30,946,802
                                                        ----------         ----------
                                                        ----------         ----------

                                                    ---------------    ---------------
 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------

 Trust deeds and notes payable                          12,205,350          6,713,809
 Related party notes                                    17,035,925         12,718,829
                                                    ---------------    ---------------
      Total trust deeds and notes payable               29,241,275         19,432,638
 Community facilities district special tax bonds         2,336,544          2,336,544
 Accounts payable and accrued liabilities                4,957,341          3,954,885
 Warranty reserves                                         279,885            288,278
                                                    ---------------    ---------------
      Total liabilities                                 36,815,045         26,012,345

 Minority interest                                       1,872,191          2,187,847

 Stockholders' equity
      Common stock, no par value
      Authorized - 20,000,000 shares
      Issued and outstanding - 10,154,785
      and 9,304,785 shares at March 31, 1998 and
      December 31, 1997, respectively                   10,154,785          9,304,785
      Additional paid-in capital                        25,791,358         25,886,906

      Deferred compensation                               (106,595)          (106,595)
      Notes receivable from common stock sale             (447,813)
                                                    ---------------    ---------------
      Accumulated deficit                              (32,716,982)       (32,328,486)
                                                    ---------------    ---------------
           Total stockholders' equity                    2,674,753          2,756,610

                                                    ---------------    ---------------
      Total liabilities and stockholders' equity        41,361,989         30,956,802
                                                        ----------         ----------
                                                        ----------         ----------

                                                    ---------------    ---------------


                                CALPROP CORPORATION
                              STATEMENTS OF OPERATIONS
                                    (UNAUDITED)



                                                              THREE MONTHS ENDED                        SIX MONTHS ENDED
                                                                   JUNE 30,                                 JUNE 30,
                                                       -----------------------------------------------------------------------------
                                                           1998              1997                 1998                   1997
                                                       --------------   --------------         --------------         --------------
 Development operations:
   Real estate sales                                       7,632,478        9,085,987              10,438,264            14,230,482
   Cost of real estate sales                               6,932,486        9,053,525               9,820,775            14,196,813
                                                       --------------   --------------         --------------         --------------
 Income from development operations                          699,992           32,462                 617,489                33,669

 Other income                                                 11,370           27,946                  47,351                35,332
                                                       --------------   --------------         --------------         --------------

 Other expenses:
   General and administrative expenses                       446,521          465,299                 832,497               803,842
   Interest expense                                           37,486           40,916                 106,053               128,092
   Investment property holding costs                               -           75,600                       -               151,200
                                                       --------------   --------------         --------------         --------------
 Total other expenses                                        484,007          581,815                 938,550             1,083,134
                                                       --------------   --------------         --------------         --------------

 Minority interests                                          121,688          (4,257)                 114,786               (4,257)
                                                       --------------   --------------         --------------         --------------

 Net income (loss)                                           105,667       ($517,150)              $(388,496)          $(1,009,876)
                                                       --------------   --------------         --------------         --------------

 Basic and diluted net income (loss) per
 share (note 3)                                                $0.01          ($0.06)                 $(0.04)               $(0.11)
                                                               -----           -----                  -------               -------
                                                               -----           -----                  -------               -------

 Weighted average number of common shares and
   common stock equivalents adjusted for stock
   dividends                                              10,438,423        9,223,932               9,846,674             9,224,257

 UNITS                                                                                                                            .
   single family                                                  35               17                      52                    33
   townhomes                                                       0               20                       0                    27
                                                                   -               --                       -                    --
 total                                                            35               37                      52                    60
